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Exhibit 10.52

FORM OF
BOSTON SCIENTIFIC CORPORATION
401(k) RETIREMENT SAVINGS PLAN

FOURTH AMENDMENT

        Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan, as amended and restated effective January 1, 2001, and as further amended from time to time (the "Plan"), Boston Scientific Corporation hereby amends the Plan as follows:

        1.     Effective January 1, 2005, Section 4.3 is amended by deleting the first sentence of paragraph (b) and replacing it with the following: "The Plan shall include a Company Stock investment option."

        2.     Effective January 1, 2006, Section 6.1 is amended by deleting paragraph (a) and replacing it with the following:

          "(a) Immediate and heavy financial need. A Participant may make a withdrawal from his or her Elective Contribution Account in the event of an immediate and heavy financial need arising from

  (i)
  expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

  (ii)
  costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

  (iii)
  payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code section 152, but without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

  (iv)
  payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

  (v)
  payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code section 152, but without regard to Code section 152(d)(1)(B));

  (vi)
  expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

  (vii)
  any other need identified by the Commissioner of Revenue as a "financial hardship" for purposes of section 401(k) plans through the publication of revenue rulings, notices and other guidance of general applicability.

  The Committee's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need. Effective January 1, 2006, a Participant may request no more than two withdrawals under this Section 6.1 in any single Plan Year."

        3.     Effective January 1, 2006, Section 6.1 is further amended by inserting a new paragraph (c) which reads in its entirety as follows:

          "(c) Effect of hardship distribution. If a Participant receives a hardship distribution pursuant to this Section 6.1, then any Elective Contribution election or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan or any other plan maintained by an Affiliated Employer shall be suspended for the 6-month period beginning with the date the Participant receives the distribution."

        4.     Effective March 28, 2005, Section 6.6 is deleted in its entirety and replaced with the following:

          "6.6. Restrictions on Certain Distributions. In the case of a Participant who has not yet reached Normal Retirement Age and whose vested portion of his or her Accounts is valued in excess of $5,000 (or, effective March 28, 2005, valued in excess of $1,000), no distribution may be made to the Participant under this Article unless

            (a)   between the 30th and 90th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

            (b)   the Participant consents to the distribution in writing after the information described above has been provided to him or her.

  Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution; and (ii) the Participant, after receiving the notice, elects a distribution.

  For purposes of this Section, a Participant's vested portion of his or her Accounts will be considered to be valued in excess of $5,000 (or, effective March 28, 2005, valued in excess of $1,000) if the value of the vested portion of his or her Accounts exceeds such amount at the time of the distribution in question. For the avoidance of doubt, nothing in this Section confers a substantive distribution right to any Participant; a Participant must be eligible to receive a distribution pursuant to the other provisions of this Article 6 in order for this Section to apply."

        5.     Effective January 1, 2006, Section 7.4 is amended by deleting such Section in its entirety and replacing it with the following:

          "7.4. Minimum Amount of Loans; Limit on Number of Loans. The amount of any single loan under this Plan shall not be less than $1,000. Effective January 1, 2006, a Participant may have no more than one loan outstanding at any one time, provided, however, that if any Participant has more than one loan outstanding as of December 31, 2005, such loans will be treated for purposes of this sentence as a single loan until repaid in full."

        6.     Effective March 28, 2005, Section 8.2 is deleted in its entirety and replaced with the following:

          "8.2. Time of Distributions. Distribution with respect to a Participant's severance from employment for any reason other than death will be made in accordance with this Section 8.2.

            (a)   If the Participant has attained Normal Retirement Age or the vested portion of the Participant's Accounts is valued at $5,000 or less (or, effective March 28, 2005, valued at $1,000 or less), distribution of such vested portion will be made in cash in a single sum as soon as practicable after severance from employment.

            (b)   Effective March 28, 2005, if the Participant has not yet attained Normal Retirement Age and the vested portion of the Participant's Accounts is valued in excess of $1,000 but less than or equal to $5,000, the Participant may elect to receive distribution of the vested portion of his or her Accounts in cash in a single sum or to have such amount distributed directly to an eligible retirement plan in accordance with Section 8.6. In the event that the Participant fails to make such an election pursuant to the procedures provided by the Committee, the

    Committee will distribute the vested portion of the Participant's Accounts in a direct rollover to an individual retirement plan designated by the Committee.

            (c)   If the Participant has not yet attained Normal Retirement Age and the vested portion of the Participant's Accounts is valued in excess of $5,000, distribution of such vested portion may not be made under this paragraph unless

    (i)
    between the 30th and 90th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age; and

    (ii)
    the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Committee.

    Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution; and (ii) the Participant, after receiving the notice, elects a distribution.

  For purposes of this Section 8.2, the vested portion of a Participant's Accounts will be considered to be valued in excess of $1,000 or $5,000, as the case may be, if the value of the vested portion of such Accounts (excluding Rollover Contributions and any earnings thereon) exceeds such amount at the time of the distribution in question. Distribution under this Section in all events will be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's severance from employment or the Participant's attainment of the Normal Retirement Age. Notwithstanding the foregoing, periodically the Committee will distribute the vested portion of terminated Participants' Accounts that no longer have a value in excess of $1,000, and will cause the direct rollover to individual retirement plans of the vested portion of terminated Participants' Accounts that are valued in excess of $1,000 but less than or equal to $5,000."

        7.     Effective January 1, 2004, Section 8.5 is amended by adding the following sentence at the end thereof: "A Participant's spouse will be determined for all purposes under the Plan in accordance with federal law."

        8.     Effective January 1, 2006, Section 8.7 is amended by deleting it in its entirety and replacing it with the following:

          "8.7. Protected Forms of Benefit. Notwithstanding any provision of this Plan to the contrary, in the event that the Plan Sponsor directs the Trustee to accept Plan assets for the benefit of Participants from another qualified retirement plan in connection with a merger or acquisition, or the adoption of the Plan by a Participating Employer, the Account balance attributable to such benefit shall be payable in the benefit form or forms so provided under the predecessor plan to the extent required by Code section 411(d)(6) and Regulations promulgated thereunder, or any successor Code provision (which forms of benefits shall be set forth on Schedule B to this Plan and identified with the appropriate Participating Employer); provided that, with respect to a Participant whose annuity starting date is on or after the date the Trustee accepts such assets from such predecessor plan, a particular optional form of benefit shall not be retained if the form or forms of payment available to the Participant under this Plan includes payment in a single-sum distribution form that is otherwise identical (within the meaning of Regulation section 1.411(d)-4, Q&A-2(e)(2)) to the optional form of benefit that was available to the Participant under the predecessor plan."

        9.     Effective January 1, 2005, the last sentence of Section 14.14 is deleted and replaced with the following: "In no event will an individual become an Eligible Employee while he or she is characterized by an Affiliated Employer as (i) a Leased Employee, or (ii) a short-term employee (including an employee who is a foreign national on temporary assignment in the United States)."

        10.   Effective January 1, 2005, Section 14.20 is amended by adding the following sentence at the end of thereof: "Notwithstanding the foregoing, where records of actual hours worked by an Employee are not maintained, an Employee will be credited with 190 Hours of Service for each month for which the Employee would be required to be credited with at least one Hour of Service."

*    *    *    *    *

        IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION
By:

Title:

Date:

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  Exhibit 10.52